Exhibit 10.8

ACLARIS THERAPEUTICS, INC.

STOCK OPTION GRANT

This Agreement (this “Agreement”) dated as of [    ] and effective as of [    ] (the “Grant Date”), between Aclaris Therapeutics, Inc., a Delaware corporation (the “Company”), and [    ] (“Grantee”), an employee of the Company. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan (as defined below).

1.                   Grant of Option. Pursuant to the Aclaris Therapeutics, Inc. 2012 Equity Compensation Plan (the “Plan”), the Company hereby grants to Grantee, as of the Grant Date, an option (the “Option”) to purchase an aggregate of [    ] shares (the “Option Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at a per share exercise price of $.[  ] (the “Option Price”), being the Fair Market Value of the Common Stock on the Grant Date, subject to adjustment and the other terms and conditions set forth herein and in the Plan. It is intended that the entire Option be treated as a non-qualified stock option under the Internal Revenue Code of 1986, as amended (the “Code”).

2.                   Grantee Bound by Plan. The Plan is incorporated herein by reference and made a part hereof. The Plan shall govern all aspects of this Agreement except as otherwise specifically stated herein. Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan. The Plan should be carefully examined before any decision is made to exercise the Option.

3.                   Exercise of Option.

(a)                                         General. Subject to the earlier termination of the Option as provided herein and in the Plan, the Option may be exercised in whole or in part, by written notice to the Company as set forth below at any time and from time to time after the Grant Date until the Expiration Date (as defined below).

(b)                                         Vesting. Subject to the earlier termination of the Option as provided herein and in the Plan, the Option shall vest as described on the “Vesting Schedule” set forth on Schedule I attached hereto; provided, however, that Grantee must during the vesting period remain available to provide services to, and on each vesting date be available to provide services to, the Company (or any of its Subsidiaries). Alternatively, at the election of Grantee, the Option may be exercised in whole or part at any time as to Option Shares that have not yet vested; provided, however, that, as a condition to exercising the Option for unvested Option Shares, Grantee shall execute a Stock Restriction Agreement, substantially in the form of Exhibit A attached hereto (the “Stock Restriction Agreement”). For the avoidance of doubt, vested Option Shares shall not be subject to the Company’s repurchase right under the Stock Restriction Agreement.

(c)          Early Expiration of Option.

Upon the termination of Grantee’s service with the Company (including any Subsidiary thereof) for any reason, including death, any portion of the Option which has not been exercised on the date of such termination shall expire in accordance with subsection (ii), (iii) or (iv) of this Section 3(c) as applicable;

In the event that Grantee’s service with the Company (including any Subsidiary thereof) is terminated by the Company for Cause (as defined in the Plan), Grantee shall automatically forfeit his/her right to exercise any unvested portion of the Option, and Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares;

In the event that Grantee’s service with the Company (including any Subsidiary thereof) is terminated (x) by the Company without Cause or (y) by Grantee, any vested portion of the Option (including any portion vested on the date of such termination) which has not been exercised as of the date of such termination shall automatically expire, if not exercised, within 90 days after the date of such termination, and any unvested portion of the Option shall expire as of the close of business on the date of such termination; and

In the event that Grantee’s service with the Company (including any Subsidiary thereof) is terminated on account of Disability (as defined in the Plan), or death of Grantee, any vested portion of the Option (including any portion vested on the date of such termination) which has not been exercised as of the date of such termination shall automatically expire, if not exercised, within one year after the date of such termination, and any unvested portion of the Option shall expire as of the close of business on the date of such termination.

(d)                                         Normal Expiration of Option. Unless otherwise terminated under Section 3(c) above, the Option shall not be exercisable after the tenth anniversary of the Grant Date (the “Expiration Date”).

(e)                                          Expiration or Cancellation. If any portion of the Option expires or is canceled in accordance with the terms hereof, the underlying Option Shares covered by the portion of the Option which expires or is canceled shall be returned to the Plan and shall again be available for future grants under the Plan.

(f)                                           Substitution/Cash Out. If there occurs a Change of Control (as defined in the Plan) and if Grantee’s service is terminated by the Company without Cause, then the Company shall either (x) cancel and pay Grantee for the unexercised portion of the Option granted hereunder (whether or not then vested) in an amount equal to the “spread” between the aggregate exercise price of the unexercised Option granted hereunder and the value of the underlying shares or (y) provide for the replacement of the unexercised portion of the Option granted hereunder (whether or not vested) with options to acquire the securities or other property which Grantee would have received in exchange for the underlying shares had the entire unexercised Option been previously exercised. Any such replacement options will have terms no less favorable to Grantee than the Option granted hereunder.

4.                         Exercise of Option and Conditions to Exercise. The Option may not be exercised by Grantee unless the following conditions are met.

(a)            Notice. The Option shall be exercised by delivering written notice to the Company’s principal office to the attention of its Chief Financial Officer. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised, shall be signed by Grantee and shall be accompanied by this Agreement and full payment of the applicable purchase price. The Option may not be exercised for a fraction of a share of Common Stock. Any fractional shares being exercised will be paid in cash.

(b)            Securities Requirements. Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and applicable United States federal, state, local and foreign laws; and

(c)             Payment of Exercise Price. Grantee must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder (i) in cash or by certified check, bank cashier’s check or wire transfer, (ii) subject to the approval of the Committee, by delivery of shares of Common Stock previously acquired by Grantee (and held for at least six (6) months) valued at their Fair Market Value on the date of such exercise, or (iii) pursuant to such other method as the Committee may approve for time to time. Please refer to the Plan for a complete description of the methods for exercise, payment and delivery of Option Shares, including requirements for the payment of withholding taxes applicable thereto. All amounts that, under federal, state or local law, are required to be withheld from the amount payable with respect to any Option may be withheld by the Company.

(d)            Stockholders Agreement. Grantee must execute a joinder to each of the Stockholders Agreements to the extent Grantee is not already a party to such agreements.

5.                         Transferability. The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, other than by will or the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee’s lifetime only by Grantee, except that (i) Grantee may designate in writing a beneficiary to exercise the Option after Grantee’s death (provided that the designation has been received by the Company prior to Grantee’s death) and (ii) Grantee may transfer the Option to any Family Member (as defined in Rule 701 under the Securities Act) subject to the requirement that Grantee will cause any entity included in such definition to convey the Option held by it to another Family Member prior to the occurrence of any event which would cause such Family Member to cease to qualify as a Family Member. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 5, such attempted violation shall be null and void and without effect, and the Company’s obligation hereunder shall terminate. If at the time of Grantee’s death the Option has not been fully exercised, Grantee’s estate or any person who acquires the right to exercise the Option by bequest or inheritance or by reason of Grantee’s death may exercise the Option in accordance with Section 3 above and with respect to the number of shares set forth in Section 1 above. The applicable requirements of Section 4 above must be satisfied in full at the time of any exercise.

6.                         Administration. Any action taken or decision made by the Company, the Board or the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of the Plan or this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant or other benefit under the Plan, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

7.                         No Rights as Stockholder. Unless and until a certificate or certificates representing the shares of Common Stock that may be acquired upon the exercise of the Option shall have been issued to Grantee (or any person acting under Section 5 above) pursuant to an exercise hereunder, Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock purchasable upon exercise of the Option.

8.                         Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Grantee agrees to provide such written investment representations in writing as may be requested by the Board or the Committee. Grantee also agrees that the shares of Common Stock which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state, and that the certificate representing the shares of Common Stock shall contain a legend to such effect.

9.                         Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of the Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate. If the Company at any time shall register shares of Common Stock or other securities under the Securities Act for sale to the public, Grantee agrees that, at the request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Grantee will not sell, make any short sale of, grant an option for the purchase of, loan, pledge or otherwise dispose of or encumber any shares of Common Stock purchased or purchasable upon the exercise of the Option without the prior written consent of the Company or the managing underwriter of the offering, as the case may be, for a period designated in writing to Grantee, which period shall not begin more than ten days prior to the effectiveness of the registration statement pursuant to which such public offer will be made and shall not last more than 180 days after the effective date of such registration statement. If so requested, Grantee will also enter into a separate written agreement to such effect in form and substance requested by the Company or the managing underwriter of the offering, as the case maybe.

10.      Adjustment. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event of or by the Company, the Committee shall make equitable adjustment of the number of Option Shares covered by the Option and the Option Price.

11.      No Employment or other Rights. The grant of the Option shall not give Grantee the right to remain in the service of the Company or any Subsidiary or to any benefits not specifically provided herein or modify the right of the Company or any Subsidiary to modify, amend or terminate the Plan or any other employee benefit plan or consulting, employment or other agreement.

12.      Survival. Each provision of this Agreement that, by its terms, is intended to survive beyond the exercise of the Option shall continue in effect thereafter until such time as such term shall no longer apply.

13.      Entire Agreement. This Agreement and the Plan set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties regarding the Option.

14.      Notices. Any notice hereunder to the Company shall be addressed to the Company at Aclaris Therapeutics, Inc., 101 Lindenwood Drive, Suite 400, Malvern, Pennsylvania 19355 Attention: Kamil Ali-Jackson, Chief Legal Officer, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

15.      Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

16.      Governing Law. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

ACLARIS THERAPEUTICS, INC.

By:
Name:	Dr. Neal Walker
Title:	President and Chief Executive Officer

GRANTEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY THROUGH HIS/HER CONTINUED SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES AND NOT THROUGH THE GRANT OF THE OPTION OR THE ACQUISITION OF SHARES HEREUNDER. GRANTEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2012 EQUITY COMPENSATION PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SERVICE BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS/HER RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS/HER SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

Grantee acknowledges receipt of a copy of the Plan and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions thereof, except as otherwise specifically stated in this Agreement. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or Committee upon any questions arising under the Plan.

GRANTEE

Name

Schedule I

Vesting Schedule

Number of Options
Date	Vesting

S-1